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                                                                   Exhibit 10.12

                               ADVISORY AGREEMENT

      THIS AGREEMENT dated this 20th day of January, 1995 between Pioneering Management (Jersey) Limited, a corporation organized under the laws of Jersey, Channel Islands (the "Manager"), and Pioneer Investment Poland Sp. z o. o., a company organized under the laws of Poland (the "Advisor").

                               W I T N E S S E T H

      WHEREAS, Pioneer Poland U.S., L.P., a limited partnership organized under the laws of Delaware, the United States, and Pioneer Poland U.K., L.P., a limited partnership organized under the laws of England (individually, a "Partnership," and collectively, the "Partnerships") have been organized for the purpose of co-investing, on a pro rata basis, in equity and equity related securities issued by companies operating primarily in the Republic of Poland, and otherwise in accordance with the Confidential Private Placement Memorandum of Pioneer Poland Fund dated March 21, 1994, as it may be amended or supplemented from time to time (as so amended or supplemented, the "Memorandum");

      WHEREAS, pursuant to authority granted the Manager by the Partnerships and pursuant to the provisions of the Joint Management Agreement of even date herewith among the Manager and the Partnerships (the "Management Agreement"), the Manager has selected the Advisor to act as a sub-investment advisor of the Partnerships and to provide certain other services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Manager and the Advisor do hereby agree as follows:

      1. Activities of the Advisor. The Advisor will regularly provide the Manager with investment research, advice and supervision and will continuously develop and recommend an investment program for the Partnerships. The Advisor will recommend to the Manager from time to time what activities shall be undertaken by the Partnerships, what securities shall be held or sold by the Partnerships and what portion of the Partnerships' assets shall be held uninvested as cash, subject always to the investment objectives, policies and restrictions of the Partnerships, as each of the same shall be from time to time in effect, and as otherwise set forth herein. Without limiting the foregoing, the Advisor shall be responsible for identifying potential investments for the Partnerships, negotiating the terms of the investments, monitoring such investments and recommending actions to be taken by the Partnerships in their capacity as investors in portfolio companies and, if appropriate, providing

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designees to serve as the representative of the Partnerships on the boards of directors or comparable governing boards of the portfolio companies. Notwithstanding the foregoing, the Advisor shall not provide any advisory services for which the permits of any governmental authority are required, unless and until such permits shall have been obtained.

      2. Expenses of the Partnerships. Except as is provided in paragraph 2(b) of the Management Agreement, the Advisor shall be responsible for all of its office overhead expenses and shall pay the fees, salaries and related office overhead expenses of any investment advisers and/or investment managers appointed by the Advisor.

      3. Fees. The Manager shall pay to the Advisor such fees as the Manager shall receive from the Partnerships under the Management Agreement, as and when so received, reduced by such fees as the Manager shall pay to the Administrator of the Partnerships pursuant to such fee schedule as may be in effect from time to time.

      4. Investment Review Committee. The Advisor shall designate an Investment Review Committee, constituting at least four members (selected from time to time by the Advisor in its sole discretion). All investment recommendations of the Advisor with respect to the Partnerships shall be presented to the Investment Review Committee, which shall have the power to veto such recommendations before they are implemented. The Advisor shall deliver to (i) the European Bank for Reconstruction and Development ("EBRD"), for such time as EBRD is a limited partner of a Partnership, and (ii) to DEG - Deutsche Investitions- und Entwicklungsgesellschaft mbH ("DEG"), for such time as DEG continues to be entitled to exercise the approval rights granted to it by Sections 1(c)(1), 1(c)(3), 1(c)(5), 5(c) and 7(b) of the Management Agreement, all investment and investment disposal proposals contemporaneously with the submission of such proposals to members of the Investment Review Committee (provided that each such limited partner shall enter into a confidentiality agreement satisfactory to the Advisor with respect to such information (the execution by the Advisor of such agreement being evidence that it is satisfactory)). Each such limited partner shall be given reasonable opportunity to comment on such proposals prior to any decision being taken by the Investment Review Committee. No attendance fee shall be paid by the Partnerships to members of the Investment Review Committee.

      5. Termination of Advisor.

            (a) This Agreement shall continue in effect until each of the Partnerships shall have been terminated and the business of the Partnerships wound up, except as set forth in paragraphs (b) and (c) below.


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            (b) Except as hereinafter provided, the Advisor shall be entitled to resign its appointment hereunder by giving not less than six months' notice in writing to the Manager; provided, however, that the resignation of the Advisor shall not take effect unless and until a new Advisor shall have been appointed by the Manager as provided in the Management Agreement.

            (c) (i) Subject to paragraph (ii) below, the Manager shall, if the partners holding a majority of the aggregate number of Interests in both Partnerships (voting together as a single class) so vote pursuant to the terms of their respective Partnership Agreements, terminate the appointment of the Advisor following 30 days' written notice to the Advisor in any of the following events:

                  (1) if the Advisor goes into liquidation (except a voluntary liquidation contemplated by this Agreement or for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Oversight Board) or becomes bankrupt as defined in the Ordinance of the President of the Republic of Poland dated October 24, 1934 on the Bankruptcy Law (Journal of Laws of the Republic of Poland 1991, No. 118, item 512 and 1994, No. 1, item 1) or any other governing insolvency law or if a receiver is appointed for any of the assets of the Advisor; or

                  (2) if the Advisor shall commit any material breach of its obligations under this Agreement and (if such breach shall be capable of remedy) shall fail to cure such breach within thirty days of receipt of notice in writing served by the Oversight Board (as defined in the Management Agreement) requiring it to do so.

            (ii) Notwithstanding the provisions of paragraph (i) above, the Manager shall not terminate the appointment of the Advisor without the prior written consent of (x) EBRD at any time during which EBRD holds at least ten percent (10%) of the aggregate number of Interests in the Partnerships, (y) DEG at any time during which DEG is entitled to exercise the approval rights granted to it by Sections 1(c)(1), 1(c)(3), l(c)(5), 5(c) and 7(b) of the Management Agreement and (z) the Pittsburgh Representative (as defined in the Management Agreement) at any time during which the Pittsburgh Representative is entitled to exercise the approval rights granted to him by Sections 1(c)(1), 1(c)(3), 1(c)(5), 5(c) and 7(b) of the Management Agreement.


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      6. Rights and Obligations under the Management Agreement. The Advisor is hereby entitled to all of the rights and subject to all of the obligations of subadvisors under the Management Agreement, including without limitation, Sections 6 and 9 thereof.

      7. No Right to Conclude Contracts. Notwithstanding anything herein to the contrary, the Advisor shall have no right to enter into contracts on behalf of the Partnerships.

      8. Miscellaneous.

            (a) The Advisor is an independent contractor and not a partner of the Manager for any purpose.

            (b) This Agreement states the entire agreement of the parties hereto with respect to the subject matter hereof, and is intended to be the complete and exclusive statement of the terms hereof.

            (c) This Agreement and all performance hereunder shall be governed by and construed in accordance with the substantive laws of Jersey, Channel Islands.

            (d) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

            (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (f) This Agreement shall inure to the benefit of, and be binding upon, the Manager, the Advisor, and their respective successors.

            (g) This Agreement may only be amended with the consent of each of the parties hereto.

            (h) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be referred to and finally resolved by arbitration administered by the London Court of International Arbitration in accordance with the UNCITRAL Arbitration Rules as in force and effect on the date of this Agreement. Any dispute shall be submitted to an arbitral tribunal of one arbitrator appointed by the London Court of International Arbitration which shall, regardless of the number of parties to such dispute, be


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empowered to act as the appointing authority for such purposes. The place of arbitration shall be London, England, and the English language shall be used throughout the arbitral proceedings.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their seal to be hereto affixed as of the day and year first above written.


ATTEST:                                      PIONEERING MANAGEMENT (JERSEY)
                                               LIMITED


/s/ Katherine Nelson                         By: /s/ Peter A. N. Bailey
------------------------------                   -------------------------------
KATHERINE NELSON                                 Peter A. N. Bailey, Director


ATTEST:                                      PIONEER INVESTMENT
                                               POLAND Sp. z o. o.


/s/ M.D. Caro                                By: /s/ David N. Hartford
------------------------------                   -------------------------------
M.D. CARO


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                         AMENDMENT TO ADVISORY AGREEMENT

      This amendment (the "Amendment") to the Advisory Agreement, dated as of January 20, 1995, between Pioneering Management (Jersey) Limited and Pioneer Investment Poland Sp. z o. o. (the "Agreement") is made, pursuant to Section 8(g) of the Agreement.

      The Agreement is hereby amended:

      1. By deleting Section 3 in its entirety and replacing it with the following new Section 3:

                  3. Fees. The Manager shall pay to the Advisor a portion of the fees that the Manager receives from the Partnerships under the Management Agreement, as the Manager and the Advisor shall further agree.

      2. By (A) redesignating "(x)", "(y)" and "(z)" contained in 5(c)(ii) as "(v)", "(w)" and "(x)", (B) deleting the word "and" from the eighth line of such Section and replacing it with "," and (C) inserting the following words immediately after the words "and 7(b) of the Management Agreement" contained in the twelfth line of Section 5(c)(ii):

            , (y) Commerzbank AG at any time during which Commerzbank AG holds at least 20.618 Interests in the Partnerships, and (z) State of Wisconsin Investment Board ("SWIB") at any time during which SWIB holds at least 20.618 Interests in the Partnerships.

      This amendment shall become effective as of the 15th day of September, 1995 upon its executive by the undersigned.


PIONEERING MANAGEMENT (JERSEY) LIMITED


By: /s/ G.W. Fisher
    -------------------------------------
                    , Director


PIONEER INVESTMENT POLAND Sp. z o. o.


By: /s/ David N. Hartford
    -------------------------------------
    David N. Hartford
    Executive Vice President